EXHIBIT 31.1
CERTIFICATION PURSUANT TO RULE 13a-14(a)/15d-14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934
     In connection with the Amendment No. 1 to the Quarterly Report of Consolidated Water Co. Ltd. (the “Company”) on Form 10-Q/A for the three months ended September 30, 2006, as filed with the Securities and Exchange Commission on the date hereof, I, Frederick W. McTaggart, certify, pursuant to Rule 13a-14(a) of the Securities Exchange Act of 1934, that:
     1. I have reviewed the Quarterly Report on Form 10-Q/A of the Company for the three months ended September 30, 2006;
     2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report; and
     3. Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Date: November 22, 2006	By:	/s/ Frederick W. McTaggart
Frederick W. McTaggart
Chief Executive Officer